Exhibit 99.1

Annaly Capital Management, Inc. Completes Exchange Offer for Hatteras Financial Corp.  Common Stock

Merger to Close July 12, 2016

New York, NY, July 12, 2016 — Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly”), announced today that it has completed the previously announced exchange offer for all of the outstanding shares of common stock of Hatteras Financial Corp. (NYSE: HTS) (“Hatteras”).

The exchange offer to acquire all of the outstanding shares of Hatteras common stock expired at 5:00 p.m., Eastern Time, on July 11, 2016.  The depositary for the exchange offer has informed Annaly that a total of 70,066,823 shares of Hatteras common stock, representing approximately 74.12% of Hatteras’ outstanding common stock, were validly tendered and not validly withdrawn in the exchange offer.  All shares that were validly tendered and not validly withdrawn have been accepted for payment in accordance with the terms of the exchange offer and applicable law.

Of the shares tendered into the exchange offer, 19,132,243 shares made an election to receive the mixed consideration, 3,000,559 shares made an election to receive the all-cash consideration, and 47,934,021 shares made an election to receive the all-stock consideration.

•                  Hatteras common stockholders who elected to receive the mixed consideration or tendered without a valid election will receive the mixed consideration, which consists of $5.55 in cash and 0.9894 shares of Annaly common stock per share of Hatteras common stock;

•                  Hatteras common stockholders who elected to receive the all-cash consideration will receive $15.85 in cash per share of Hatteras common stock; and

•                  Hatteras common stockholders who elected to receive the all-stock consideration will be subject to proration at a rate of approximately 69%, and will receive their consideration in the form of $15.85 in cash for each share not accepted for the all-stock election due to proration and 1.5226 shares of Annaly common stock per share of Hatteras common stock for shares that were accepted for the all-stock election.

Hatteras common stockholders will receive cash in lieu of fractional shares of Annaly common stock.

Pursuant to the merger agreement, dated as of April 10, 2016, among Annaly, Hatteras and Ridgeback Merger Sub Corporation, a wholly owned subsidiary of Annaly (“Merger Sub”), Annaly intends to complete the acquisition of Hatteras through a second-step merger of Hatteras with and into Merger Sub without a vote of Hatteras’ stockholders, pursuant to Section 3-106.1 of the Maryland General Corporation Law (the “Merger”).  In accordance with Maryland law, the Merger is expected to be consummated on July 12, 2016.  Upon consummation of the Merger, Hatteras will become a wholly owned subsidiary of Annaly.  In connection with the Merger, all shares of Hatteras common stock not validly tendered into the exchange offer will be cancelled and converted into the right to receive merger consideration in the same amounts offered in the exchange offer.  Holders of these shares will have the opportunity to elect among the mixed consideration, the all-cash consideration and the all-stock consideration, subject to proration, as described in the prospectus/offer to exchange, dated July 8, 2016, filed by Annaly with the Securities and Exchange Commission in connection with the transaction.  In addition, upon consummation of the Merger, all of the outstanding shares of Hatteras 7.625% Series A Cumulative Redeemable Preferred Stock (the “Hatteras Series A Preferred Stock”) will be cancelled and converted into the right to receive one newly issued share of Annaly’s 7.625% Series E Cumulative Redeemable Preferred Stock, which will have substantially the same terms as the existing terms of the Hatteras Series A Preferred Stock.

As a result of the acquisition, shares of Hatteras common stock and Hatteras Series A Preferred Stock will cease to be traded on the NYSE.

Wells Fargo Securities and Sandler O’Neill + Partners, L.P. are serving as financial advisors to Annaly, and Wachtell, Lipton, Rosen & Katz serves as legal counsel to Annaly.

About Annaly

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).  Annaly is managed and advised by Annaly Management Company LLC.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the timing to consummate the Merger, and potential business disruption following the acquisition of Hatteras. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Additional Information and Where to Find It

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the exchange offer materials that Annaly and its merger subsidiary have filed with the Securities and Exchange Commission (“SEC”). Annaly and its merger subsidiary have filed a tender offer statement on Schedule TO, Annaly has filed a registration statement on Form S-4, and Hatteras has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION. HATTERAS SHAREHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF HATTERAS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of Hatteras common stock at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Annaly’s Investor Relations department at 1-888-8Annaly (1-888-816-6159).

Contacts

Annaly Capital Management, Inc.

Investor Relations

1-888-8Annaly

www.annaly.com